EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated December 1, 2005 relating to the financial statements and financial statement schedule, which appears in HemoSense, Inc.’s Annual Report on Form 10-K for the year ended September 30, 2005. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

San Jose, CA

October 4, 2006